                                                                Exhibit 25(a)


                                    FORM T-1
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               ----------------
                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               ----------------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B)(2) ----
                               ----------------
                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


       New York                                                    13-5459866
(Jurisdiction of incorporation                                  (I.R.S. employer
       if not a U.S. national bank)                            identification No.)


   114 West 47th Street                                            10036-1532
       New York, NY                                                (Zip Code)
 (Address of principal
  executive offices)
                                 ------------------


                          LONG ISLAND LIGHTING COMPANY
              (Exact name of obligor as specified in its charter)


          New York                                                     11-1019782
(State or other jurisdiction of                                     (I.R.S. employer
  incorporation or organization)                                   identification No.)


   175 East Old Country Road
     Hicksville, New York                                                11801
(Address of principal executive offices)                               (Zip Code)
                              ------------------

                          General and Refunding Bonds
                      (Title of the indenture securities)

================================================================================

                                    GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York
                 (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation, Washington, D.C.
            New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.


2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

            None


3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     Long Island Lighting Company currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.    LIST OF EXHIBITS.

         T-1.1   -    "Chapter 204, Laws of 1853, An Act to Incorporate the United States Trust Company of New York, as Amended", is
                      incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 20, 1991 with the Securities and
                      Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

         T-1.2   -    The trustee was organized by a special act of the New York Legislature in 1853 prior to the time that the New
                      York Banking Law was revised to require a Certificate of authority to commence business.  Accordingly, under
                      New York Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.

         T-1.3   -    The authorization of the trustee to exercise corporate trust powers is contained in the Charter (Exhibit T-
                      1.1).

16.      LIST OF EXHIBITS
          (Continued)

         T-1.4   -    The By-laws of the United States Trust Company of New York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture
                      Act of 1939 (Registration No. 2221291).

         T-1.6   -    The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         T-1.7   -    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.



NOTE

As of March 25, 1994, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 25th day of March, 1994.


                                              UNITED STATES TRUST COMPANY OF
                                                   NEW YORK, Trustee


                                              By:  Louis P. Young
                                                   ----------------------------
                                                   Louis P. Young
                                                   Vice President

                                                                   Exhibit T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


March 19, 1992



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
      OF NEW YORK



By:      /S/ GERARD F. GANEY
         ----------------------------
         Gerard F. Ganey
         Senior Vice President

                                                                   EXHIBIT T-1.7


                      Consolidated Report of Condition of
                    UNITED STATES TRUST COMPANY OF NEW YORK

and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                                DOLLAR AMOUNTS
                                               ASSETS                                             IN THOUSANDS
Cash and balances due from depository institutions:
      a. Noninterest bearing balances and currency and coin:                                      $    176,527
      b. Interest bearing balances:                                                                     50,000
Securities:                                                                                            833,859
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
   Agreement subsidiaries, and in IBF's:                                                                 1,753
      a: Federal funds sold:                                                                           205,000
      b: Securities purchased under agreements to resell:                                               32,000
Loans and lease financing receivables:
      a. Loans and leases, net of unearned income:                                                   1,271,077
      b. LESS: Allowance for loan and lease losses:                                                     11,928
      c. Loans and leases, net of unearned income,
           allowance and reserve:                                                                    1,259,149
Premises and fixed assets (including capitalized leases):                                               98,896
Other real estate owned:                                                                                11,543
Investments in unconsolidated subsidiaries and associated companies:                                       725
Intangible assets:                                                                                         856
Other assets:                                                                                          256,699
                                                                                                  ------------
TOTAL ASSETS:                                                                                     $  2,925,254
                                                                                                  ============
                                             LIABILITIES
Deposits:
      a. In domestic offices:                                                                     $  2,345,177
      (1) Non interest bearing:                                                                      1,228,335
      (2) Interest bearing:                                                                          1,116,842
      b. In foreign offices, Edge and Agreement
         subsidiaries, and IBF's:                                                                        5,617
      (1) Interest bearing:                                                                              5,617
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
      a. Federal funds purchased:                                                                      211,921
      b. Securities sold under agreements to repurchase:                                                15,016
Demand notes issued to the U.S. Treasury:                                                               33,824
Other Borrowed Money                                                                                        10
Mortgage indebtedness and obligations under capitalized leases:                                          2,429
Subordinated notes and debentures:                                                                      12,453
Other liabilities:                                                                                     118,457
                                                                                                  ------------
TOTAL LIABILITIES:                                                                                $  2,744,904
                                                                                                  ============
                                            EQUITY CAPITAL
Common Stock:                                                                                           14,995
Surplus:                                                                                                41,500
Undivided profits and capital reserves:                                                                123,855
                                                                                                  ------------
TOTAL EQUITY CAPITAL:                                                                                  180,350
                                                                                                  ============

TOTAL LIABILITY AND EQUITY CAPITAL:                                                               $  2,925,254
                                                                                                  ============

I, Richard E. Brinkman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this report of condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                    RICHARD E. BRINKMANN, SVP, Comptroller
                                          January 31, 1994

We, the undersigned trustees, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


H. MARSHALL SCHWARZ                   /
FREDERICK S. WONHAM                   /    Trustees
DONALD M. ROBERTS                     /